EXHIBIT 23.1 - CONSENT OF CORMAN, BYRAN & WATTS INDEPENDENT PUBLIC ACCOUNTANTS
______________________________________________________________________________



The Board of Directors
Peoples First Corporation:

We consent to inclusion in the October 7, 1994, Form 8-K of Peoples First Corporation, of our report dated February 10, 1994, relating to the consolidated balance sheets of Libsab Bancorp, Inc. and subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993.


/s/ Corman, Bryan & Watts

Mayfield, Kentucky
October 21, 1994

































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